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                                                                     EXHIBIT l.1

VEDDER PRICE                             VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                         222 NORTH LASALLE STREET
                                         CHICAGO, ILLINOIS 60601
                                         312-609-7500
                                         FACSIMILE: 312-609-5005

                                         OFFICES IN CHICAGO, NEW YORK
                                         CITY AND LIVINGSTON, NEW JERSEY

                                         January 15, 2004


Nuveen Municipal High Income Opportunity Fund
333 West Wacker Drive
Chicago, Illinois 60606


         Re:     Nuveen Municipal High Income Opportunity Fund
                 Municipal Auction Rate Cumulative Preferred Shares to be Issued Pursuant to the Underwriting Agreement (File No. 333-111630; 811-21449)

Ladies and Gentlemen:

         We are acting as counsel to Nuveen Municipal High Income Opportunity Fund, a Massachusetts business trust (the "Fund"), in connection with the Fund's filing of a registration statement on Form N-2 (the "Registration Statement") with the Securities and Exchange Commission covering the registration and proposed issuance of 3,000, 1,600 and 1,600 shares, par value $0.01 per share, of Series M, Series T and Series W, respectively of its Municipal Auction Rate Cumulative Preferred Shares ("MuniPreferred"), liquidation preference of $25,000 per share (the "Shares"). In that capacity, we have examined such corporate records, certificates and other documents, and have made such other factual and legal investigations as we have deemed necessary and appropriate for the purposes of this opinion. Insofar as this opinion pertains to matters governed by the laws of the Commonwealth of Massachusetts, we are relying, with your consent, solely upon the opinion of Bingham McCutchen LLP dated January 14, 2004, and the opinions expressed herein are subject to the assumptions, limitations and qualification conformed therein.

         We have assumed that the Registration Statement, the underwriting agreement relating to the Fund's Shares and the Statement Establishing and Fixing the Rights and Preferences of Municipal Auction Rate Cumulative Preferred Shares (the "Statement") relating to the Fund's Shares will be duly completed, executed and delivered and in accordance with the resolutions of the Trustees attached to a Certificate of the Secretary of the Fund, certifying as to, and attaching copies of, the Fund's Declaration of Trust ("Declaration"), Statement, By-Laws, and certain resolutions adopted by the Trustees of the Fund and that the Statement will be duly filed with the Office of the Secretary of the Commonwealth of Massachusetts.

         Based upon the foregoing, it is our opinion that:

         (1) The Fund has been formed and is validly existing under the Fund's Declaration and the laws of the Commonwealth of Massachusetts as a voluntary association


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VEDDER PRICE

Nuveen Municipal High Income Opportunity Fund
January 15, 2004
Page 2


                  with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

         (2) The Shares, when issued and sold in accordance with the Fund's Declaration, Statement and By-Laws and for the consideration described in the Underwriting Agreement, will be legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

         We hereby consent to the filing of this opinion as Exhibit l.1 to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder. Except as specifically authorized above in this paragraph, this opinion is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or any other person, without, in each case, our prior written consent. This opinion is given to you as of the date hereof and we assume no obligation to advise you of any change which may hereafter be brought to our attention.

                                     Very truly yours,


                                     /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                     VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.